LEASE AGREEMENT


         THIS LEASE AGREEMENT is entered into as of the date set forth on the signature page hereof between the LACKAWANNA COUNTY RAILROAD AUTHORITY, a Municipal corporation of the Commonwealth of Pennsylvania, (the "Landlord"), and AMBER MILLING COMPANY, A DIVISION OF HARVEST STATES COOPERATIVES, a Minnesota cooperative corporation, to be addressed at 1667 North Snelling Avenue, P.O.Box 64594, St. Paul, Minnesota 55164 (the "Tenant").

                                    RECITALS

         WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the approximately 42 acre site owned by Landlord and legally described on the attached EXHIBIT A.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, Landlord and Tenant agree as follows:

         ARTICLE 1. DEFINITIONS. As used in this Lease, the following (in addition to the terms defined elsewhere herein), and whether singular or plural thereof, shall have the following meanings when used herein with initial capital letters:

         "Awards shall mean any payment or other compensation received or receivable from or on behalf of any governmental authority or any person or entity vested with the power of eminent domain for or as a consequence of any Taking.

         "Commencement Date" shall mean May 1, 1997.

         "Completion Date" shall mean the date that the Project is complete, commissioned and ready for operation in accordance with its specifications.

         "Compatible Parcel" shall mean that part of the Leased Premises which is not necessary for the efficient operation of the Project and which is subject to the terms of Article 9 of this Lease.

         "D-L" shall mean the Delaware-Lackawanna Railroad Co., Inc., its successors and assigns.

         "D-L Agreement" shall mean the transportation contract between D-L and Tenant providing for rail transportation services to be performed by D-L for the Project.

         "Excluded Property" shall mean the machinery and equipment described on EXHIBIT "B", including all replacements, enhancements, accessions or substitutions thereof or thereto, and all other personal property, office supplies, moveable office

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         furniture and other property constituting trade fixtures not attached to or constituting a part of the Leased Premises.

         "Force Majeure" shall mean:

                  (a) acts of God, landslides, lightning, earthquakes, hurricanes, tornadoes, blizzards, fires, explosions, floods, acts of a public enemy, wares, blockades, insurrections, riots or civil disturbances;

                  (b) labor disputes, strikes, work slowdowns, or work stoppages (excluding, however, those of Tenant's or Landlord's employees); and

                  (c) any other similar cause or event, provided that the foregoing is beyond the reasonable control of the party claiming Force Majeure.

         "Hazardous Materials" shall have the meaning ascribed to it in
         Section 4.03 hereof.

         "Impositions" shall mean (a) all real estate, personal property, rental, water, sewer, transit, use, occupancy and other taxes, assessments, charges, excises and levies which are imposed upon or with respect to (i) the Leased Premises or any portion thereof, or the sidewalks, streets or alley ways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof, or (ii) this Lease and the Rent payable hereunder; and (b) all charges for any easement, license, permit or agreement maintained for the benefit of the Leased Premises.

         "Landlord" shall mean the Lackawanna County Railroad Authority identified in the opening recital of this Lease, and its successors and assigns and subsequent owners of the Leased Premises.

         "Lease" shall mean this Lease as amended in accordance with Section 20.07.

         "Lease Year" shall mean the period from May 1st of each year through April 30th of the following year.

         "Leased Premises" shall mean (a) the property leased by Tenant pursuant to this Lease as further described in EXHIBIT "A" hereto and (b) the Project; excluding, however, the Excluded Property.

         "Legal Requirements" shall mean any and all (a) judicial decisions, orders, injunctions, writes, statutes, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of Leased Premises, including zoning, environmental and utility conservation matters, (b) insurance requirements, and (c) other written documents, instruments or agreements relating

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         to the Leased Premises or to which the Leased Premises may be bound or encumbered (as of the Commencement Date) and copies of which have been provided to Tenant.

         "Permitted Use" shall mean grain milling and its products and the byproducts thereof, and the manufacture of any products using milled products, by products and additives, together with all other related business uses.

         "Project" shall mean the mill, warehouse, elevator and other improvements to be constructed by Tenant together with all alterations, improvements and additions to and replacements of such improvements, and shall include the Excluded Property.

         "Rent" shall mean Base Rent, Additional Rent and all other amounts provided for under this Lease to be paid by Tenant, whether as additional rent or otherwise.

         "Base Rent" shall have the meaning ascribed to it in Section
         5.01.

         "Additional Rent" shall have the meaning ascribed to it in
         Section 5.02.

         "Taking" shall mean the taking, damaging or destroying of all or any portion of the Leased Premises by or on behalf of any governmental authority or any other person or entity pursuant to its power of eminent domain. "Total Taking" shall mean any Taking of all or substantially all of the Leased Premises, or of so much of the Leased Premises that the portion remaining cannot, in Tenant's good faith judgment reasonably exercised, be economically restored. "Partial Taking" shall mean any Taking of less than all of the Leased Premises such that the portion remaining can, in Tenant's good faith judgment reasonably exercised, be economically restored.

         "Tenant" shall mean Amber Milling Company, a division of Harvest States Cooperatives the tenant identified in the opening recital of this Lease and its permitted Transferees which succeed to the leasehold estate created thereby.

         "Term" shall mean the effective period of this Lease, as described in
         Article 3 hereof.

         "Transfer" shall mean (a) an assignment (direct or indirect, absolute or conditional, by operation of law or otherwise) by Tenant of all or any portion of Tenant's interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Leased Premises or (c) the grant or conveyance by Tenant of any concession or license within the Leased Premises. If Tenant is a corporation then any transfer of the Lease by merger, consolidation or dissolution.

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         "Transferee" shall mean the assignee, sublessee, pledgee, concessionee, licensee or other transferee of all or any portion of Tenant's interest in this Lease, the leasehold estate created hereby or the Leaded Premises.

         ARTICLE 2. LEASED PREMISES. Subject to the provisions of this Lease, Landlord hereby leases, demises and lets to Tenant, and Tenant hereby leases from Landlord, the Leased Premises.

         ARTICLE 3. TERM. The Term of this Lease shall commence on the Commencement Date and shall (subject to earlier termination as herein provided) continue for a period of Forty (40) years thereafter.

         ARTICLE 4. USE.

                  Section 4.01. Permitted Use. Tenant will occupy and use the Leased Premises solely for the Permitted Use and in strict compliance with all Legal Requirements.

                  Section 4.02. Specifically Prohibited Use. Tenant will not (a) use, occupy or permit the use or occupancy of the Leased Premises for any purpose or in any manner which is or may be directly or indirectly (i) inconsistent with the requirements of Section 4.01 hereof, (ii) violative of any of the Legal Requirements, (iii) dangerous to life, health, the environment or property, or a public or private nuisance, or (iv) disruptive to the activities of any other tenant or occupant of property adjacent to the Leased Premises, (b) commit or permit to remain any waste to the Leased Premises, or (c) commit, or permit to be committed, any action or circumstance in or about the Lease Premises which, directly or indirectly, would or might justify any insurance carrier in cancelling the insurance policies maintained by Tenant or Landlord on the Leased Premises and improvements thereon.

                  Section 4.03. Environmental Restrictions. Tenant shall not cause or permit any Hazardous Materials to be generated, treated, stored on or about the Leased Premises or transferred to the Leased Premises in contravention of any other Legal Requirement. Any use of Hazardous Materials by any person on the Leased Premises shall be in strict conformance with all Legal Requirements and shall not cause the Leased Premises to be subject to remedial obligations to protect health or the environment. The term "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous waste, toxic substances or related materials, including substances defined as "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.; the Resources Conservation and Recovery Act, 42 U.S. C. Sec. 6901, et seq.; and Toxic Substance Control Act, as amended, 15 U.S.C. Sec. 2601 et seq.; or any other Legal Requirement.

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         ARTICLE 5. RENT.

                  Section 5.01. Base Rent. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall pay to Landlord, commencing as of the Commencement Date, base rent of One Dollar ($1.00) per year.

                  Section 5.02. Additional Rent. Tenant shall pay to the appropriate party or to Landlord, as Additional Rent, any and all Impositions affecting the Leased Property.

                  Section 5.03. Payment of Rent. Except as otherwise expressly provided in this Lease, all Base Rent shall be due and payable in advance annual installments on the first day of each Lease Year during the Term. The Additional Rent shall be due and payable in accordance with the terms thereof. Rent shall be paid to Landlord at its address for notice hereunder or to such other person or at such other address as Landlord may from time to time designate in writing. Rent shall be paid in legal tender of the United States of America without notice, demand, abatement, deduction or offset.

         ARTICLE 6. CONSTRUCTION, OWNERSHIP AND OPERATION OF THE PROJECT.

                  Section 6.01. The Project. Subject to delays caused by Force Majeure, Tenant shall complete, at its sole cost and expense, the Project. Tenant shall construct the Project in a good and workmanlike manner and in compliance with the then effective applicable Building Codes and all applicable Legal Requirements. Tenant shall test all fill used in construction of the Project for the presence of Hazardous Materials. Tenant shall provide a copy of all test results to Landlord.

                  Section 6.02. Alterations and Improvements. Tenant shall have the right to make alterations, additions, or improvements to the Leased Premises or the Project, including constructing or improving buildings. Such alterations, additions and improvements shall be done at Tenant's cost and expense and in a good and workmanlike manner.

                  Section. 6.03. Permits. Tenant shall obtain and maintain in effect at all times during the Term all permits, license and consents required or necessary of the construction, installation, maintenance, use and operation of the Project and Tenant's use and occupancy of and operations at the Leased Premises.

                  Section. 6.04. Ownership and Removal of the Excluded Property. The Project (including the Excluded Property) shall constitute Tenant improvements, provided that the Project (excluding the Excluded Property) shall be surrendered with the Leased Premises as part thereof at the expiration or earlier termination of the Term without any payment, reimbursement or compensation therefor. Tenant shall remove the Excluded Property upon the expiration or earlier termination of the Term and Tenant shall repair all damage to the

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Leased Premises caused by such removal. If Tenant fails to remove the Excluded
Property within 240 days following the expiration or earlier termination of the Term, then at Landlord's election, (x) Tenant's rights, title and interest in and to such Excluded Property shall be vested in Landlord (without the necessity of executing any conveyance instruments) or (y) Landlord shall be entitled to remove and store such Excluded Property at Tenant's expense. If Landlord is required by Legal Requirements to remove the Project from the Leased Premises upon or at any time within five (5) years after the termination of the Lease, Tenant shall remove the Project at its sole cost and expense.

                  Section 6.05. Condition of Leased Premises. Tenant acknowledges that Tenant has independently and personally inspected the Leased Premises and that Tenant has entered into this Leased based upon such examination and inspection. Except for the warranties contained in Article 16, Tenant accepts the Leased Premises in its present condition, "AS IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED;" specifically (without limiting the generality of the foregoing) without any warranty of (a) the nature or quality of any construction, structural design or engineering of any improvements currently located at or constituting a portion of the Leased Premises, (b) the quality of the labor and materials included in any such improvements, or (c) the suitability of the Leased Premises for any particular purpose or developmental potential. Landlord shall not be required to make any improvements to the Leased Premises or to repair any damages to the Leased Premises or to pay for any environmental remediation or cleanup expenses on the Leased Premises.

                  Section 6.06. Repair and Maintenance. Tenant shall maintain the Leased Premises at all times during the Term in as good, clean, safe, operable and well-kept condition as at the Commencement Date, and will not commit or allow to remain any waste or damage to any portion of the Leased Premises.

                  Section 6.07. Laborers and Mechanics. Tenant shall pay for all labor and services performed for, materials used by or furnished to Tenant, or used by or furnished to any contractor employed by Tenant with respect to the Leased Premises and hold Landlord and the Leased Premises harmless and free from any liens, claims, encumbrances or judgments created or suffered by Tenant. If Tenant elects to post a payment or performance bond or is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee thereunder.

         ARTICLE 7. LANDLORD'S CONTRIBUTION TO PROJECT. Landlord agrees to make available to Tenant a PENNDOT Grant of up to a maximum of Seven Hundred Thirteen Thousand Six Hundred Thirty Seven and No/100 Dollars ($713,637.00) for infrastructure improvements subject to PENNDOT approval. Infrastructure improvements may include the following: (i) road construction and improvements (including any public road improvements, traffic lights, or other improvements

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related thereto); (ii) construction of utilities to serve the Project
(including, without limitation, electrical, sanitary sewer, storm sewer or drainage, water, natural or propane gas) and the purchase of any equipment in connection therewith; and (iii) rail or rail related purchase and construction.

         Notwithstanding the foregoing, Tenant shall pay all water, gas, electricity, telephone, sewage treatment and drainage and any other utilities or similar service charges or fees used in or on the Leased Premises. Tenant shall pay the same promptly as such charges accrue, and agrees to protect, indemnify and hold Landlord harmless from and against any and all liability for any such costs or charges. To the extent Landlord provides any such services to the Leased Premises or pays the cost for any such services, Tenant shall pay to Landlord the cost of such services as Rent hereunder upon receiving an invoice therefor pursuant to Section 5.03 hereof.

         ARTICLE 8. OPTION TO PURCHASE.

                  Section 8.01. Grant of Option. For valuable consideration by Tenant to Landlord, the receipt of which is hereby acknowledged, Landlord hereby grants to Tenant the exclusive and irrevocable right and option from the Commencement Date through and during the Term of the Lease, and regardless of whether Tenant is in default hereunder, to elect to purchase the Leased Premises on the terms and conditions set forth in this Article (the "Option"). At the request of either Landlord or Tenant a Short Form Option Agreement evidencing the terms of this Article 8 shall be signed by the parties and placed of record.

                  Section 8.02 Exercise of Option. Tenant shall exercise the Option to purchase the Leased Premises at any time, on or before the expiration of the Term of this Lease, or any extension thereof, by either: (a) delivering to Landlord written notice of such exercise, or (b) mailing such notice by registered or certified mail to Landlord at Landlord's mailing address set forth in the notice section of this Lease. In the event that the Option is not exercised on or before said date, the Option shall thereupon terminate without any further action by Landlord or Tenant including, without limitation, without notice or other release or writing required to be placed of record.

                  Section 8.03. Purchase Price and Payments. The purchase price for the Leased Premises upon exercise of the Option shall be One Dollar ($1.00).

                  Section 8.04. Contract for Sale. If the Option is exercised by Tenant, this instrument and the provisions herein set forth shall constitute the contract of sale between Landlord and Tenant and the same shall survive the delivery of the deed to Tenant by Landlord.

                  Section 8.05. Title and Survey. Landlord hereby agrees to the following upon exercise of the Option by the Tenant:

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                  (a)      Title to the Leased Premises to be transferred and
                           conveyed to Tenant shall be of good record and marketable title and clear of all liens, restrictions, covenants, conditions and encumbrances (except Permitted Exceptions as hereinafter defined) and the conveyance of title to the Premises shall be by quit claim deed.

                  (b) As evidence of Landlord's title, Tenant shall obtain at Tenant's sole cost and expense, a commitment from a title company selected by Tenant (the "Title Company") to issue to Tenant or its designee as proposed insured which shall show that Landlord's title to the premise is in the condition required by Paragraph 8.5(a) hereof, subject only to the Permitted Exceptions.

                  (c) If the aforesaid title insurance commitment issued by the Title Company shows that title is not in the condition required by Paragraph 8.5(a) hereof, Landlord shall use reasonable efforts to remedy said defects. Landlord shall have one hundred twenty (120) days (the "Cure Period") in which to remedy the defects of title shown thereon or to obtain title insurance by the Title Company insuring over and against such defects (the premium for which, to the extent such premium exceeds the premium for a title insurance policy not insuring over and against such defects, shall be paid by Tenant) and provide evidence satisfactory to Tenant thereof. If Landlord fails to remedy such defects within such Cure Period, Tenant shall have the option, exercisable within ten
                           (10) days from the expiration of Landlord's Cure Period, by written notice to Landlord, to (i) accept conveyance of title subject to such title defects, and proceed with the purchase of the Leased Premises (in which event said Title Commitment and the Quit Claim Deed will be accepted subject to any such defects), or (ii) to terminate this Agreement. If Tenant fails to make such written election within such ten (10) day period, Tenant shall be deemed to have elected option (i).

         ARTICLE 9. COMPATIBLE PARCEL. Landlord agrees that at any time during the Term of this Lease the Compatible Parcel shall be available for purchase or sublease, at the option of Tenant, by industries compatible to the Project and which are attracted to the Leased premises by reason of the Project ("Compatible Industries"). If after five (5) years after the Completion Date Compatible Industries have not purchased or subleased the Compatible Parcel and if the Landlord requires the use of the Compatible Parcel for lease or sale to another commercial business after five (5) years following the Completion Date, the Compatible Parcel shall be either severed from this Lease or, if Tenant has exercised its option to purchase the Leased Premises pursuant to Article 8, reconveyed to Landlord, upon terms and conditions, including granting by Landlord to Tenant of any necessary easements so as not to adversely affect Tenant's efficient operation of the Project, mutually agreeable to Landlord and Tenant. All costs and expenses of severing the Compatible Parcel from the Leased Premises if required for use by the Landlord shall be borne by the Landlord. All costs and expenses of severing the Compatible Parcel from the Leased Premises if required for use by a Compatible Industry shall be borne by the Tenant. If a Compatible Parcel is sold or leased to another party, all rentals or sales proceeds resulting therefrom shall belong to and be the sole property of the Landlord.

         ARTICLE 10. TRANSFER BY TENANT.

                  Section 10.01. General. Tenant shall not effect or suffer any Transfer without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted Transfer without such consent shall be void and of no effect. If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee. Landlord shall have 45 days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to continue this Lease in full force and effect as to the entire Leased Premises, or (b) to permit Tenant to effect the proposed Transfer. If Landlord fails to notify Tenant of its election within said 45 day period, Landlord shall be deemed to have elected option (b). The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided in this Section 10.01, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder. Notwithstanding the foregoing, Tenant may, without Landlord's consent, effect or suffer a Transfer to any person or entity in which Tenant maintains at least a 50% interest in the equity or voting rights thereof, provided that in case of such Transfer, Tenant shall not be relieved of its obligations under this Lease.

                  Section 10.02. Conditions. The following conditions shall automatically apply to each Transfer, without the necessity of same being stated in or referred to in Landlord's written consent:

                  (a) Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space transferred to it,
         (ii) the Transferee grants Landlord
         an express first and prior contract lien and security interest in its improvements located upon and property brought into the transferred premises to secure its obligations to Landlord hereunder, (iii) Tenant subordinate to Landlord's statutory lien, contract lien and security interest in any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iv) the Transferee agrees to use and occupy the transferred space solely for the purposes permitted under Article 4 and otherwise in strict accordance with this Lease and (v) Tenant acknowledges and agrees in writing that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or either of them, without prior demand upon or proceeding in any way against any other persons, and

                  (b) Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

         ARTICLE 11. ACCESS BY LANDLORD. In accordance with procedures agreed upon in writing between Tenant and Landlord, Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Leased Premises at all hours (a) to inspect the Leased Premises, (b) to determine whether Tenant is performing its obligations hereunder and, if it is not, to perform same at Landlord's option and Tenant's expense, or (c) for emergency purposes, provided that Landlord shall not unreasonably or unduly interfere with Tenant's business operations.

         ARTICLE 12. INSURANCE.

                  Section 12.01. Tenant's Insurance. Tenant shall obtain and maintain throughout the Term the following policies of insurance:

                  (a) Insurance on the Project to or constituting a part of the Leased Premises (including boiler and machinery insurance, as applicable) sufficient to provide coverage for the full insurable value thereof; and the policy for such insurance shall have replacement cost endorsement or similar provisions. "Full insurable value" shall mean actual replacement value, and such full insurable value shall be confirmed from time to time (but no more frequently than the dates of renewals of such policy) at the request of Landlord by one of the insurers or (at the option of Landlord) by an insurance appraiser;

                  (b) commercial general liability covering claims for personal injury, death and property damage occurring in or about the Leased Premises; such insurance to afford protection to the limits of $5,000,000 combined single limit each occurrence for bodily injury and property damage, subject to a $10,000,000 general aggregate limit;

                  (c) Vehicle liability insurance, including coverage for all owned or leased vehicles; such insurance to afford protection to the limits of at least $500,000 combined single limit each accident for bodily injury and property damage;

                  (d) Umbrella liability insurance having limits of not less than $20,000,000 [over and above the limits of liability on the underlying policies specified in clause (b) and (c) above] with respect to bodily injury or death to any number of persons in any one accident or occurrence; and

                  (e) Worker's compensation insurance with limits required by the Workers' Compensation Laws of the Commonwealth of Pennsylvania.

                  Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of insurance described in this Article 12, or such other proof of insurance as shall be deemed acceptable by Landlord and shall, at all times during the Term, deliver to Landlord upon request true and correct copies of said insurance policies. The policies of such insurance shall (w) except for the workers' compensation insurance, name Landlord additional insured, (x) provide that it will not be cancelled or reduced in coverage without thirty (30) days' prior written notice to Landlord, (y) be primary coverage, so that any insurance coverage obtained by Landlord shall be excess thereto, and (z) permit deductible or self-insured retention limits up to a maximum of $500,000.00. Tenant shall deliver to Landlord certificates of renewal prior to the expiration date of each such policy and copies of new policies prior to terminating any such policies.

                  Section 12.02. Waiver of Rights. Landlord and Tenant intend that all policies purchased in accordance with Section 12.01 will protect Landlord and Tenant and will provide primary coverage for all losses and damages caused by the perils covered thereby. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have not right of recovery against any of the insureds or additional insureds thereunder. Landlord and Tenant waive all rights against each other and their respective officers, directors, employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils covered by such policies. None of the above waivers shall extend to the rights that any party making such waiver may have to the proceeds of insurance held by the other as trustee or otherwise payable under any policy so issued.

         ARTICLE 13. INDEMNITY.

         Section 13.01. Tenant Indemnity. Except as provided in Section 13.02, Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, costs, expenses, actions, causes, liens, liabilities, damages, judgments and attorneys fees arising from or connected with property damage or personal injury or death caused directly or indirectly by Tenant's acts or omissions as lessee, occupant or operator of or at the Leased Premises, except any such claims, costs, expenses, actions, causes, charges, liens, liabilities, damages, judgments or attorneys fees which arise from or are connected with any property damage or personal injury or death caused by Landlord's negligent acts or omissions.

         Section 13.02. Landlord Indemnity. To the full extent permitted by law, Landlord hereby agrees to indemnify and hold Tenant harmless against and in respect of:

                  (a) Any and all losses, suites, obligations, fines, damages, judgments, injuries, administrative orders, consent agreements and order, penalties, actions, causes of action, notices of potential responsibility or requests for response from government agencies, response costs, charges, costs, and expenses, including without limitation reasonable attorneys' fees and reasonable consultants' fees, claims, including but not limited to claims arising out of the release or threat of release of Hazardous Materials, loss of life, injury to persons, property, or business environmental contamination or damages to natural resources or to water supplies, whether based on tort, contract, implied or express warranty, statute, regulations, common law, or otherwise, which:

                           (i) arises out of or is related to the presence on,
                  remediation of, or the actual, alleged or threatened release to or from any of the Leased Premises or any Hazardous Materials caused by Landlord ; or

                           (ii) arises out of noncompliance by Landlord with any
                  environmental regulation relating in any way to the Leased Premises; or

                           (iii) otherwise arises out of any environmental
                  regulation pertaining and violated by the to Landlord and in effect on the Commencement Date relating in any way of the Leased Premises; or

                  (b) All other actions, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing, including, without limitation, actual attorney's fees and other out-of-pocket expenses.

         ARTICLE 14. CASUALTY LOSS.

                  Section 14.01. Obligations to Restore.

                  (a) If all or any part of the Project located on (or constituting a part of) the Leased Premises are destroyed or damaged by any casualty during the Term, Tenant may, at its option, commence and shall thereafter prosecute diligently to completion the restoration of the same to the condition in which the destroyed or damaged portion existed prior to the casualty. Tenant will perform such restoration with at least a good workmanship and quality as the improvements being restored, and in compliance with the provisions of Article 6 hereof. If all the Project is wholly destroyed by any casualty, or are so damaged or destroyed that, in Tenant's good faith judgment reasonably exercised it would be uneconomical to cause the same to be restored (and Tenant shall give written notice of such determination to Landlord within ninety (90) days after the date the casualty occurred), then Tenant shall not be obligated to restore such improvements and this Lease shall terminate as of the date of the casualty. If Landlord is required by Legal Requirements to restore the Leased Premises to its state prior to construction of the Project after any such casualty loss, Tenant shall restore the Leased Premises to such condition at its sole cost and expense.

                  (b) If a casualty loss affecting the Leased Premises occurs, all insurance proceeds arising from policies maintained by Tenant for the damages arising from such casualty and which is attributed to the Project (including the Excluded Property) shall be distributed and paid directly to and shall be the property of Tenant.

                  Section 14.02. Notice of Damage. Tenant shall immediately notify Landlord of any destruction of or damage to the Leased Premises.

         ARTICLE 15. CONDEMNATION.

                  Section 15.01. Total Taking. If a Total Taking of the Leased Premises occurs, then this Lease shall terminate as of the date the condemning authority takes lawful possession of the Leased Premises and Tenant shall be entitled to receive and retain the Award for the Taking of the Project (including the Excluded Property) and Landlord shall be entitled to receive and retain the Award for the Taking of the balance of the Leased Premises.

                  Section 15.02. Partial Taking. If a Partial Taking of the Leased Premises occurs, (a) this Lease shall continue in effect as to the portion of the Leased Premises not Taken, and (b) Tenant shall promptly commence and thereafter prosecute diligently to completion the restoration of the remainder of the Project located in (or constituting a part of) the Leased Premises to an economically viable unit with at least as good workmanship and quality as existed prior to the Taking. In the event of a Partial Taking of the Leased Premises,

Tenant shall be entitled to receive and retain the Award for the portion of the Project Taken and the Landlord shall be entitled to receive and retain the Award for the balance of the Leased Premises.

                  Section 15.03. Notice of Proposed Taking. Tenant and Landlord shall immediately notify the other of any Proposed Taking of any portion of the Leased Premises.

                  Section 15.04. Option to Purchase. Nothing contained in this
Article 15 shall be construed as limiting Tenant's rights to purchase the Leased Premises pursuant to Article 8 during the pendency of any proceeding for a Taking or Partial Taking of the Leased Premises and/or the Project and Landlord agrees that Tenant shall control the position of Tenant and/or Landlord during the pendency of such proceeding upon giving the Option Notice.

         ARTICLE 16. LANDLORD'S REPRESENTATIONS AND WARRANTIES.

                  Section 16.01. Quiet Enjoyment. Tenant, on paying the Rent and all other sums called for herein and performing all of Tenant's other obligations contained herein, shall and may peaceably and quietly have, hold, occupy, use and enjoy the Leased Premises during the Term subject to the provisions of this lease. Landlord agrees to warrant and forever defend Tenant's right to occupancy of the Leased Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof.

                  Section 16.02. Warranties Pertaining to Hazardous Materials. Landlord hereby makes the following representations and warranties to Tenant pertaining to Hazardous Materials affecting the Leased Premises:

                  (a) Except as disclosed on Schedule 16.02, no Hazardous Materials have been discharged, dispersed, released, stored, treated, generated, or allowed to escape in, on, under, or about the Leased Premises in violation of any applicable federal, state or local law, statute, ordinance, rule or regulation by the Landlord.

                  (b) Except as disclosed on Schedule 16.02, Landlord's operations at the Leased Premises are in compliance with all applicable federal, state, and local statutes, laws, ordinances, rules and regulations related to Hazardous Materials.

                  (c) Except as disclosed on Schedule 16.02, Landlord has not at any time received any verbal or written notice from any person, entity, or governmental body claiming a potential or actual violation by Landlord of any statute, law, ordinance, rule or regulation related to Hazardous Materials in connection with Landlord's operations at the Leased Premises.

                  (d) Except as disclosed on Schedule 16.02, Landlord has not at any time received any verbal or written notice from any person, entity, or governmental body demanding payment or contribution from Landlord for environmental damage or injury to natural resources.

                  (e) Except as disclosed on Schedule 16.02, Landlord is not aware of any threatened or anticipated notices or claims of the type described above in sub-paragraphs (iii) and (iv).

                  (f) Except as disclosed on Schedule 16.02, there are not now and have not in the past been any underground storage tanks at the Leased Premises.

         ARTICLE 17. DEFAULTS AND REMEDIES.

                  Section 17.01. Events of Default. Each of the following occurrences shall constitute an "Event of Default" by Tenant under this Lease:

                  (a) The failure of Tenant to pay Rent as and when due hereunder and the continuance of such failure for a period of thirty
         (30) days after receipt by Tenant of written notice thereof.

                  (b) The failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision, in this Lease, and the continuance of such failure for a period of ninety (90) days after written notice from Landlord to Tenant specifying the failure; provided that Tenant shall not be deemed to be in default if the failure cannot be reasonably cured within the ninety (90) days and Tenant commences to cure the failure within the ninety (90) days and thereafter pursues the curing of same diligently until completion; and

                  (c) The filing of a petition by or against Tenant (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease or (iv) to reorganize or modify Tenant's capital structure.

                  Section 17.02. Remedies of Landlord. Upon any Event of Default, Landlord may, at Landlord's option and in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, terminate this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord upon demand the sum of (i) all Rent and other amounts accrued hereunder to the date of termination, and (ii) damages in an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the

Term and any costs related to the removal of the Project (if required of Landlord by Legal Requirements) and Excluded Property.

                  Section 17.03. Landlord's Right to Pay or Perform. If Tenant fails to perform or observe any of its covenants, agreements, or obligations hereunder for a period of thirty (30) days after notice of such failure is given by Landlord, then in addition to all other rights of Landlord provided herein Landlord shall have the right, but not the obligation, at its sole election to perform or observe the covenants, agreements, or obligations which are asserted to have not been performed or observed at the expense of Tenant and to recover all costs or expenses incurred in connection therewith as Additional Rent hereunder by delivering an invoice therefor to Tenant. Any performance or observance by Landlord pursuant to this Section 17.03 shall not constitute a waiver of Tenant's failure to perform or observe.

                  Section 17.04. Injunctive Relief; Remedies Cumulative. Landlord may restrain or enjoin any Event of Default or threatened Event of Default by Tenant hereunder without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The rights, remedies and recourse of Landlord for an Event of Default shall be cumulative and no right, remedy or recourse of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

                  Section 17.05. No Waiver, No Implied Surrender. Provisions of this Lease may not be waived orally or impliedly, but only by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default, (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or Landlord's agents, including the delivery of the keys to the Leased Premises, shall constitute an acceptance of a surrender of the Leased Premises.

         ARTICLE 18. RIGHT OF RE-ENTRY. Upon the expiration or termination of the Term, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Leased Premises in the condition and state of repair required under Section 6.05 hereof and Tenant shall remove the Excluded Property and the Project (if required by any Legal Requirements) in accordance with Section 6.03 hereof. If Tenant fails to surrender possession as herein required, Landlord may initiate any and all legal action as Landlord may elect to dispossess Tenant and all of its Excluded Property, and all persons or firms claiming by, through or under Tenant and all of their Excluded Property and the Project (if required by any Legal Requirements), from the Leased Premises, and may remove from the Leased Premises and store without any liability for loss, theft, damage or destruction thereto)any such Excluded Property at Tenant's sole cost and expense. For so long as Tenant remains in possession of the Leased Premises after such expiration, termination or exercise by Landlord of its re-entry right, Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease. No such holding over shall extend the Term. If Tenant fails to surrender possession of the Leased Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Leased Premises to such condition.

         ARTICLE 19. CONDITIONS PRECEDENT TO TENANT'S OBLIGATIONS. The obligations and liabilities of Tenant arising under this Lease are subject to and contingent upon the following:

                  Section 19.01. D-L Agreement. Tenant and D-L shall have entered into the D-L Agreement upon terms and conditions reasonably acceptable to Tenant, which agreement shall contain a minimum term of 40 years, shall bind Landlord to the terms thereof and shall commit Landlord to provide rail service to the Project in accordance with the D-L Agreement either through itself, the D-L, or other entity reasonably acceptable to Tenant.

                  Section 19.02. Permits and Approvals. Tenant shall have obtained all federal, state, county and local platting, subdivision, permits and other approvals required for construction and operation of the Project.

                  Section 19.03. Construction Contracts. Tenant shall have executed construction, electrical, engineering and equipment supply contracts for construction and operation of the Project upon terms and conditions reasonably acceptable to Tenant.

                  Section 19.04. Utility Service Contracts. Tenant shall have obtained electrical power, water, sewer, natural and/or propane gas and other service contracts required for operation of the Project upon terms and conditions reasonably acceptable to Tenant.

                  Section 19.05. Engineering Tests. Tenant shall have obtained and completed all engineering tests, including soil tests, necessary for construction of the Project, the results of which shall be reasonably satisfactory to Tenant.

                  The foregoing conditions shall be satisfied, or waived in writing by Tenant in its sole discretion, on or before December 31, 1997, or either party may, upon ten (10) days prior written notice to the other, elect to terminate this Lease. Upon such termination, neither party shall have any further rights or obligations to the other.

                  If Landlord elects to terminate this Lease as provided in the preceding paragraph then, within such ten (10) day notice period, Tenant may waive in writing any conditions remaining unsatisfied, in which event this Lease shall remain if full force and effect.

         ARTICLE 20. MISCELLANEOUS.

                  Section 20.01. Time of Essence. Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.

                  Section 20.02. Applicable Law. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.

                  Section 20.03. Estoppel Certificate. From time to time at the request of Landlord, Tenant will promptly and without compensation or consideration execute, have acknowledged and deliver a certificate stating (a) the rights (if any) of Tenant to extend the Term or to expand the Leased Premises, (b) the Rent (or any components of the Rent) currently payable hereunder, (c) whether this Lease has been amended in any respect and, if so, submitting copies of or otherwise identifying the amendments, (d) whether, within the knowledge of Tenant after due investigation, there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity and (e) such other information pertaining to this Lease as Landlord may reasonably request.

                  Section 20.04. Signs. Tenant shall be permitted to install any signs, placards or other advertising or identifying marks upon the Leased premises or upon the exterior of any improvements to or constituting a part of the Leased Premises provided that such signs have been approved in writing in advance by Landlord, which approval shall not be unreasonably withheld. Tenant agrees to remove promptly (at Tenant's sole cost and expense) upon the expiration or earlier termination of the Term any and all such signs, placards or other advertising or identifying marks.

                  Section 20.05. Relation of the Parties. Nothing in this Lease shall be construed to make the parties partners or joint venturers or to render either party liable for any obligation of the other.

                  Section 20.06. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in this Section 21.06, or delivered in person to the intended addressee, or sent by prepaid telegram, cable or telex followed by a confirmatory letter. Notice mailed in the aforesaid manner shall become effective three business days after deposit; notice given in any other manner, and any notice given to Landlord shall be effective only upon receipt by the intended addressee. For the purposes of notice, the address of

                  (a)  Landlord shall be:

                       Lackawanna County Railroad
                       701 Wyoming Avenue
                       Scranton, Pennsylvania 18509

                       Attn: Lawrence C. Malski, Esq.
                             Executive Director and General Counsel

                  and

                  (b)  Tenant shall be:

                       Amber Milling Company, a division of
                       Harvest States Cooperatives
                       1667 North Snelling Avenue
                       P.O. Box 64594
                       St. Paul, Minnesota 55164
                       Attn: President, Amber Milling Company

                       with a copy to:

                       Harvest States Cooperatives
                       1667 North Snelling Avenue
                       P.O. Box 64594
                       St. Paul, Minnesota 55164

                       Attn: Legal Department

Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days' prior written notice to the other party in accordance with this Section 20.06; provided, however, if Tenant vacates the location that constitutes its address for notice hereunder without changing its address for notice pursuant to this Section 20.06, then Tenant's address for notice shall be deemed to be the Leased Premises.

                  Section 20.07. Entire Agreement, Amendment and Binding Effect. This constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant, and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this 21.09 shall not negate, diminish or later the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.

                  Section 20.08. Severability. This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by laws.

                  Section 20.09. Construction. Unless the contest of this Lease clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character; (b) the singular shall include the plural wherever and as often as may be appropriate; (c) the term "includes" or "including" shall mean "including without limitation"; (d) the word "or" has the inclusive meaning represented by the phrase "and/or"; and (e) the words "hereof" or "herein" refer to this entire Lease and not merely the Section or Article number in which such words appear. Article and Section headings in this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

                  Section 20.10. Recording. Landlord agrees that this Lease (including any Exhibit hereto) or a memorandum hereof may be recorded by Tenant.

                  Section 20.11. Incorporation by Reference. Exhibits "A", "B" and "B-1" hereto are incorporated herein for any and all purposes.

                  Section 20.12. Force Majeure. Landlord and Tenant shall be entitled to rely upon Force majeure as an excuse for timely performance hereunder only as expressly provided herein and shall not be entitled to rely upon Force Majeure as an excuse for timely performance unless the party seeking to rely on Force majeure (a) uses its good faith efforts to overcome the effects of the event of Force Majeure, (b) gives written notice to the other party within five (5) days after the occurrence of the event describing with reasonable particularity the nature thereof, (c) commences performance of its obligations hereunder immediately upon the cessation of the event and (d) give written notice to the other party within five (5) days after the cessation of the event advising the other party of the date upon which the event ceased to constitute an event of Force Majeure.

                  Section 20.13. Interpretation. Both Landlord and Tenant and their respective legal counsel have reviewed and have participated in the preparation of this Lease. Accordingly, no presumption will apply in favor of either Landlord or Tenant in the interpretation of this Lease or in the resolution of the ambiguity of any provision hereof.

                  Section 20.14. Multiple Counterparts. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

                  EXECUTED as of May 30, 1997.


ATTEST/SEAL:                                 AMBER MILLING COMPANY, A
                                             DIVISION OF HARVEST STATES
                                             COOPERATIVES


Nanci L. Lilja                               BY: /s/ Garry A. Pistoria
--------------------------------                 ------------------------------
ASSISTANT SECRETARY                          NAME Garry A. Pistoria
                                                  -----------------------------
                                             TITLE President
                                                   ----------------------------

(Affix Corporate Seal Here)


                                             LACKAWANNA COUNTY RAILROAD


John M. Murgia                               BY: /s/ Paul R. Hart
--------------------------------                 ------------------------------
ASSISTANT SECRETARY                          NAME Paul R. Hart
                                                  -----------------------------
                                             TITLE Chairman
                                                   ----------------------------

(Affix Corporate Seal Here)

                                  EXHIBIT "A"

         ALL THAT CERTAIN property of the Grantor, located at Mt. Pocono, with the improvements thereon, being adjacent to Grantor's former line of railroad known as the Scranton Branch and identified as Line Code 6201 in the Recorder's Office of Monroe County in Deed Book Volume 902 at page 144, also formerly known as the Mt. Pocono Automobile Unloading Terminal, situate partly in the Townships of Pocono, Tobyhanna and Coolbaugh, County of Monroe and Commonwealth of Pennsylvania, all as indicated by "PS" on Grantor's Case Plan No. 70139, dated September 4, 1991, which is attached hereto and made a part hereof; being further described as follows:

         BEING all that property at said location which lies northwest of said Scranton Branch and southeast of the westerly edge of the access road located within said property.

         CONTAINING 41.476 acres, more or less, of land.

         BEING a part or portion of the same premises which Thomas F. Patton and Ralph S. Tyler, Jr., as Trustees of the Property of Erie Lackawanna Railroad Company, Debtor, by Conveyance Document No. EL-CRC-RP-62, dated March 31, 1976 and recorded on October 16, 1978, in the Recorder's Office of Monroe County, Pennsylvania, in Deed Book Volume 902 at page 139&c., granted and conveyed unto Consolidated Rail Corporation.

         EXCEPTING AND RESERVING, thereout and therefrom and unto the said Grantor, its lessees, successors and assigns, permanent, perpetual and assignable easements and rights in, on, under, above, over, across and through the existing access road, located on the northwesterly portion of the Premises, as a means of unimpeded and immediate ingress and egress to and from Grantor's adjoining and adjacent property, and as indicated by "ER" on the aforementioned Grantor's Case Plan No. 70139.

         UNDER and SUBJECT, however, to any easements or agreements of record or otherwise affecting the Premises, and to the state of facts which a personal inspection or accurate survey would disclose, and to any pipes, wires, fiber optic lines, poles, cables, culverts, drainage courses or systems and their appurtenances now existing and remaining in, on, under, over, across and through the Premises; together with the right to maintain, repair, renew, replace, use and remove same.

AND

One Mile of side track adjacent to the Site between mile posts 101.2 and 102.2.

                                   EXHIBIT B


Excluded property:

All Milling Equipment, including, but not limited to:

Roller Mills, Plan and Quiver (Vibro) Sifters, Purifiers, Bran and Shorts Dusters, Flake disrupters, Spouting, Conveyance equipment (mechanical and pneumatic), Filters, Metal surge and set-off bins, feeders, vibro bin bottoms, level devices, Scales, Bucket Elevators, airlocks, Electric motors, Pin mills, Blowers (compressed air and positive pneumatics), Bin dischargers, Packaging equipment, air dryers, shelving/racking and Aspirators.

All Grain Cleaning/conditioning Equipment, including, but not limited to:

Magnets, Separators, flow detectors, Gravity selectors, Scourers, intermediate decanters, infestation destroyers, airlocks, automatic tempering systems, Grain tempering mixers, Conveyance equipment (mechanical and pneumatic), Filters, Fans, Bucket Elevator Monitoring system, Electric Motors, Aspirators, Blowers (compressed air and positive pneumatics), disc cylinder separators, Gravity tables, and spiral seed separators.

The Removable Electrical Equipment, including, but not limited to:

Motor control centers, starters, Variable speed drives, motors, Harmonic controls, Automation equipment, Programmable Logic Controllers, Computers, Scale data processors, Switch gear, electrical disconnects and I.O. racks.

All spare parts and replacements, parts which are replacements for all items listed above.